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                                     EXHIBIT 99.1



CONTACT:  Guitar Center Inc., Agoura Hills
     Bruce Ross, 818/735-8800

        GUITAR CENTER INC. INTENDS TO FILE REGISTRATION STATEMENT TO REGISTER
                              CERTAIN STOCKHOLDER SHARES

AGOURA HILLS, Calif.

     April 23, 1998--Guitar Center Inc. (Nasdaq/NM:GTRC) announced that DLJ Merchant Banking Partners L.P. and certain affiliated entities have requested that the company register for resale approximately 677,000 shares of common stock issuable upon the exercise of warrants held by those entities.

     The warrants were originally issued in connection with the company's 1996
recapitalization.   Accordingly, the company plans in the near future to file a related registration statement with the Securities and Exchange Commission.

     Certain other stockholders have the right to include shares in this registration statement if they so elect, although no such election had been received as of April 22, 1998. The offering of the shares of common stock for resale will be made only by means of a prospectus.

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